Exhibit 10.1
Certain information in this document identified by brackets [***] has been omitted because it is both (i) not material and (ii) the type that Twist Bioscience Corporation customarily and actually treats as private and confidential.

CONTRIBUTION AGREEMENT
BY AND BETWEEN
TWIST BIOSCIENCE CORPORATION

AND

ATLAS DATA STORAGE, INC.

May 2, 2025

TABLE OF CONTENTS
Page
Section 1.1    Definitions    1
Section 1.2    Interpretative Provisions    16
Article II Description of the Transactions    17
Section 2.1    Purchase and Sale of Contributed Assets    17
Section 2.2    Closing.    17
Section 2.3    Purchaser Deliveries at the Closing    17
Section 2.4    Seller Deliveries at the Closing    18
Section 2.5    Assignment    18
Section 2.6    Withholding.    19
Article III Representations and Warranties of Seller    19
Section 3.1    Corporate Existence and Authorization    19
Section 3.2    Governmental Authorization.    19
Section 3.3    Non-contravention.    19
Section 3.4    Material Contracts    20
Section 3.5    Compliance with Applicable Laws; Licenses and Permits    21
Section 3.6    Litigation    22
Section 3.7    Properties    22
Section 3.8    Employees    23
Section 3.9    Intellectual Property    23
Section 3.10    Significant Suppliers.    26
Section 3.11    Tax Matters    26
Section 3.12    Environmental Matters    27
Section 3.13    Access to Information.    28
Section 3.14    Restricted Securities.    28
Section 3.15    Understanding of Risks.    28
Section 3.16    Seller’s Qualifications.    28
Section 3.17    No Public Market.    28
Section 3.18    Compliance with Securities Laws.    28
Section 3.19    Legends.    29
Section 3.20    Finders’ Fees.    29
Article IV Representations and Warranties of Purchaser    29
Section 4.1    Corporate Existence and Authorization    29
Section 4.2    Governmental Authorization.    29
Section 4.3    Non-contravention.    30
Section 4.4    Valid Issuance of Purchaser Seed-1 Preferred    30
Section 4.5    Finders’ Fees.    30
Article V Additional Rights & Covenants of the Parties    30

Section 5.1    Non-Assignable Purchaser Business-Related Contracts    30
Section 5.2    Public Announcements    31
Section 5.3    Access to Records and Personnel    31
Section 5.4    Employee Matters    33
Section 5.5    Exclusivity of Licenses; Non-Compete    34
Section 5.6    Certain Tax Matters    35
Section 5.7    Wrong Pockets    36
Section 5.8    Milestone Payments    37
Section 5.9    License to Licensed Assets    37
Section 5.10    Royalty Payments    39
Section 5.11    Management Equity    41
Section 5.12    [***]        42
Section 5.13    License Back    42
Section 5.14    [***]        42
Section 5.15    Transition Services    42
Section 5.16    D&O Insurance    43
Section 5.17    RWI Policy    43
Article VI INDEMNIFICATION    43
Section 6.1    Survival of Representations, Etc    43
Section 6.2    Indemnification Obligations of Seller    44
Section 6.3    Indemnification Obligations of Purchaser    44
Section 6.4    Limitations    45
Section 6.5    Claims and Procedures    46
Section 6.6    Defense of Third-Party Claims    47
Section 6.7    Interest    48
Section 6.8    Exercise of Remedies by Indemnified Parties Other Than Purchaser or Seller    48
Section 6.9    Rights of [***]    48
Section 6.10    Treatment of Indemnification Payments    48
Article VII Miscellaneous    48
Section 7.1    Notices.    49
Section 7.2    Remedies Cumulative; Specific Performance.    49
Section 7.3    Entire Agreement; Severability; Amendments and Waivers    50
Section 7.4    Expenses.    50
Section 7.5    Binding Effect; Benefit; Assignment    50
Section 7.6    Governing Law.    51
Section 7.7    Dispute Resolution; Consent to Jurisdiction; Waiver of Jury Trial.    51
Section 7.8    Counterparts; Effectiveness.    52
Section 7.9    Further Assurances; Further Cooperation.    52
Section 7.10    Non-Recourse.    52

    ii

Exhibits

Exhibit A        Form of Assignment and Assumption Agreement
Exhibit B        Form of Bill of Sale
Exhibit C        Form of Sub-Sublease Agreement
Exhibit D        Form of Transition Services Agreement
Exhibit E        Form of License Agreement
Exhibit F        Form of Stock Issuance Agreement
Exhibit G        Form of Promissory Note
Exhibit H        Form of Patent Security Agreement
Exhibit I        Form of MES Software License Agreement
Exhibit J        RWI Policy

Schedules

Schedule 1.1(a)     Certain Excluded Assets
Schedule 1.1(b)     Certain Licensed Assets
Schedule 1.1(c)     Offered Employees
Schedule 1.1(d)     Purchaser Business-Related Contracts
Schedule 1.1(e)     [***]
Schedule 1.1(f)     Seller-Owned Registered Intellectual Property
Schedule 1.1(g)     Third Party Intellectual Property (Registered)
Schedule 1.1(h)     Transferred Equipment
Schedule 5.13(a)(i)    [***]

Disclosure Schedule

Schedule 3.3        Non-contravention
Schedule 3.4        Material Contracts
Schedule 3.5        Compliance with Applicable Laws; Licenses and Permits
Schedule 3.8        Employees
Schedule 3.9         Intellectual Property
Schedule 3.10         Significant Suppliers

    iii

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 2, 2025, is entered into by and between Twist Bioscience Corporation, a Delaware corporation (“Seller”), and Atlas Data Storage, Inc., a Delaware corporation (“Purchaser”).
BACKGROUND
Seller desires to sell, assign, transfer, convey and deliver, and Purchaser desires to purchase, acquire, accept and assume, the DNA data storage business of Seller as more specifically described below, including the Contributed Assets and Assumed Liabilities, and license to Purchaser the Licensed Assets (as each of those terms are defined below), all to enable and support Purchaser in its mission to further develop and commercialize DNA and other biomolecule and biology-based data and information storage, digital media, computing and other information technology (IT) systems, platforms, technologies, products, service offerings and related applications, all pursuant to and upon the terms and subject to the conditions specified in this Agreement and the Ancillary Agreements (defined below).
AGREEMENT
NOW, THEREFORE, intending to be legally bound, the parties to this Agreement hereby agree as follows:
Article I
DEFINITIONS
Section 1.1Definitions.
(a)As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.
“Assumed Employment Liabilities” means the following Liabilities which will be assumed by Purchaser pursuant to this Agreement (specifically excluding, without limitation, the Offered Employee Obligations): any and all Liabilities relating to the employment, service, or termination of any Transferred Employee by Purchaser or its Affiliates following the Closing, including any and all such Liabilities arising under the WARN Act.

“Assumed Liabilities” means only the following Liabilities of Seller solely related to the Contributed Assets, and no other Liabilities:
(i)all Liabilities under the Purchaser Business-Related Contracts, but only to the extent such obligations (A) arise after the date hereof, (B) do not arise from or relate to any breach by Seller of any provision of any of such Contracts, and (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the date hereof that, with notice or lapse of time, would constitute or result in a breach of any of such Contracts; and
(ii)all Assumed Employment Liabilities.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by Applicable Law to close.
“Code” means the Internal Revenue Code of 1986.
“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Permit).
“Contract” means any contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment, plan or other arrangement, whether oral or written.
(b)“Contributed Assets” means and includes:
(c)    (a) solely with respect to Registered Intellectual Property owned by Seller or its Affiliates as of the date of this Agreement or as of the Closing, the Registered Intellectual Property which is Seller-Owned Registered Intellectual Property; and
(d)(b) with respect to [***] of Seller and its Affiliates not addressed above in sub-part (a), all such assets, rights and interests of Seller and its Affiliates that are Related to the Purchaser Business as of the date of this Agreement or as of the Closing, including the following and all of the rights and interests of Seller and its Affiliates therein and thereto:
(i)all Transferred Equipment;
(ii)the Purchaser Business-Related Contracts and all rights, interests and claims of Seller and its Affiliates thereunder;
(iii)all (1) Seller-Owned Intellectual Property, (2) rights and interests of Seller and/or any of its Affiliates in, to or under Third Party Intellectual Property (including all associated licenses, sublicenses, permissions, and covenants not to sue) which are subject to a Purchaser Business-Related Contract, (3) goodwill associated with or symbolized by any of the foregoing, (4) income, royalties, damages, products, proceeds, revenues and payments due or payable as of the Closing Date or thereafter arising from or relating to any and all of the foregoing, including damages and payments for past, present or future infringements, violations or misappropriations thereof by third parties, all causes of action and the right to sue and recover for past infringements, violations or misappropriations thereof against third parties; and (5) any and all corresponding rights that, now or hereafter, may be secured throughout the world, and all other rights thereunder, remedies against infringement and rights to protection of interests therein under the laws of all jurisdictions;
(iv)all causes of action, claims, demands, rights and privileges against third parties whether liquidated or unliquidated, fixed or contingent, choate or inchoate that relate to events or breaches occurring on or prior to the Closing Date that are Related to the Purchaser Business or which otherwise arise from or relate primarily to any of the other Contributed Assets; and
(v)all lists, books, records, documents, correspondence and other information of any kind and all studies, plans, books, ledgers, files and business records of any kind (including all financial, business and marketing plans and information), in each case whether evidenced in writing, electronic data or otherwise, as but only to the extent Related to the Purchaser Business, as of the date of this Agreement or as of the Closing, or which otherwise arise from or relate primarily to any of the other Contributed Assets as of the date of this Agreement or as of the Closing, excluding any personnel records (x) pertaining to any current or former employee of Seller or any of its Affiliates who does not become a Transferred Employee or (y) which are required to be retained by Seller and its Affiliates in accordance with Applicable Law.
Notwithstanding anything to the contrary in this definition, Contributed Assets do not include any assets or rights that are Excluded Assets as of the date of this Agreement and as of the Closing.
“Controlled” means, with respect to any Technology and Intellectual Property Rights, the possession by Seller of the right, power or authority, whether directly or indirectly and whether arising by ownership, license, sublicense or other authorization, to grant and authorize the licenses or sublicenses (as applicable) or to otherwise extend the benefit of such Technology or Intellectual Property Right of the scope granted to Purchaser in this Agreement; provided that, solely with respect to any Third Party Intellectual Property, Seller shall not be deemed to Control any such Third Party Intellectual Property if use or access on and after the Closing requires or triggers a payment obligation unless Purchaser agrees with Seller to bear all such payment obligation.
“Copyleft Software” means any Software that is subject to a license that contains any obligation or condition, that could require or condition the disclosure, licensing, or distribution of any source code to a Third Party for any portion of the Seller-Owned Intellectual Property (in each case other than the source code of the Copyleft Software itself).
“Covered” means, with reference to any [***], that the manufacture, use, sale, offer for sale, importation or exploitation of such [***] in the relevant jurisdiction would, but for (a) the ownership of the Patent Rights included among the Seller-Owned Registered Intellectual Property assigned to Purchaser hereunder or (b) the license to the Patent Rights owned by Seller or any of its Affiliates as of the Closing that are included among the Licensed Assets licensed to Purchaser under this Agreement, infringe upon at least one valid claim of such Patent Right in such country in the world where such activities occur; it being understood and agreed that, for clarity, all such Seller-Owned Registered Intellectual Property and Patent Rights referenced in this definition shall include all applicable renewals, issuances, reissues, extensions, continuations and continuations-in-part (but with respect to continuations and continuations-in-part, solely to the extent of those claims that are entirely supported by the specification and entitled to the same priority date of the applicable parent application that is otherwise described herein), divisions and substitutions of the aforementioned Patent Rights following Closing.
“Damages” include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature (including costs of investigation and any fees, charges, costs and expenses associated with any Proceeding commenced by any Indemnified Party for the purpose of enforcing any of its rights under Article VI), but excluding punitive or special (including lost profit and consequential) Damages other than as owed to a third party.
“Data Security Requirements” means, solely with respect to periods on and prior to Closing, all of the following to the extent relating to the treatment of data (including any access, collection, use, disclosure, storage or processing thereof) or otherwise relating to privacy, security, or security breach notification requirements and applicable to the conduct of the DNA data storage business of Seller, or to any of the IT Systems as and to the extent relating to the DNA data storage business of Seller or any of the Contributed Assets: (i) Seller’s own rules, policies, and procedures; (ii) all Applicable Laws; (iii) industry standards applicable to the industry in which the DNA data storage business of Seller operates; and (iv) Contracts into which Seller has entered or is otherwise bound.
“Disclosure Schedule” means the disclosure schedule dated the date of this Agreement regarding this Agreement that has been provided by Seller to Purchaser.
“DNA data storage business of Seller” refers, solely with respect to periods on and prior to Closing, to the [***]: [***]. Without limiting the generality of the foregoing, “DNA data storage business of Seller” includes the full scope [***] as otherwise described in [***].
“Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, severance, termination, retention, consulting, independent contractor or similar Contract and each other benefit or compensation plan, program, agreement, Contract, policy or arrangement (whether written or oral), including those providing for compensation, bonuses, commission, profit-sharing, stock option or other equity or equity-based incentives, other forms of incentive or deferred compensation, vacation and paid-time-off benefits, accident, retirement, welfare, cafeteria, flex spending, fringe benefit, insurance, health or medical benefits, life, death benefit, disability or sick leave benefits, workers’ compensation, perquisites, or retention, change in control, severance or benefits, in any case, which is sponsored, maintained, administered, contributed to or required to be contributed to by Seller or any Affiliate of Seller or with respect to which Seller or any Affiliate of Seller has any Liability (actual or contingent) and that covers any Transferred Employee or the spouses, beneficiaries or dependents thereof.
“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority or other Person, relating to human health and safety, pollution or protection of the environment or to Hazardous Substances, including the conditions or requirements of any Environmental Permits issued pursuant thereto.
“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the DNA data storage business of Seller or the Subleased Premises.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Excluded Assets” means:
(i) the assets set forth on Schedule 1.1(a); provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, [***];
(ii)all Registered Intellectual Property owned by Seller or its Affiliates as of the date of this Agreement or as of the Closing other than Seller-Owned Registered Intellectual Property; provided that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, [***];
(iii)all Contracts to which Seller is a party other than the Purchaser Business-Related Contracts;
(iv)all cash and cash equivalents;
(v)all accounts receivable, notes receivable and prepaid expenses of Seller or any of its Affiliates, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto;
(vi)Seller’s and its Affiliates’ corporate books and records related to internal corporate proceedings, company policies, and otherwise to the extent such corporate books and records are not Related to the Purchaser Business or do not otherwise relate primarily to any of the Contributed Assets;
(vii)Tax records (including Tax Returns and supporting workpapers) covering any period or transaction of Seller or any if its Affiliates and any other books and records which Seller and its Affiliates are prohibited from disclosing or transferring to Purchaser under Applicable Law or copies of such records which are required to be retained under Applicable Law;
(viii)(i) all records or other materials prepared or received by Seller or its Affiliates or any of the Representatives of Seller in connection with the sale of the Purchased Assets (or any portion thereof), including bids received from third Persons and analyses relating to the Purchased Assets (or any portion thereof); and (ii) all confidential communications between Seller and its Affiliates, on the one hand, and any Representatives of Seller (including such Representatives of Seller that have been engaged in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements), on the other hand, to the extent arising out of or relating to the negotiation, execution or delivery of this Agreement or any of the Ancillary Agreements and the transactions contemplated hereby or thereby, including any attendant attorney-client privilege, attorney work product protection, and expectation of client confidentiality applicable thereto, and including any such information or files in any format of any such Representative of Seller in connection therewith;
(ix)all claims, rights and interest in any Tax refunds, credits or similar benefits and attributes with respect to the operations of Seller and any of its Affiliates or with respect to the Contributed Assets for any Pre-Closing Tax Period;
(x)all real property, leaseholds and other interest in real property, together in each case with all structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances relating to the foregoing set forth on Schedule 1.1(a);
(xi)all laboratory equipment and inventory not Related to the Purchaser Business as of the date of this Agreement or as of the Closing, other than Transferred Equipment; and
(xii)all capital stock and other equity interests of any Person and all other securities (debt or otherwise) of any Person.
“Excluded Liabilities” means the Liabilities of Seller (including Excluded Taxes) in effect on the day of Closing other than the Assumed Liabilities.
“Excluded Taxes” means (i) any Taxes of Seller and its Affiliates or for which Seller or its Affiliates are liable (including any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Applicable Law), as a transferee or successor, by Contract or otherwise), (ii) any Taxes relating to, pertaining to, or arising out of, the DNA data storage business of Seller or the Purchased Assets for any period prior to the Closing, and (iii) 50% of any Transfer Taxes.
“Fraud” means an actual and intentional fraud with respect to any representation or warranty in this Agreement with intent to deceive a party hereto, or to induce that party to enter into this Agreement, and requires: (i) a false representation of fact with respect to representation or warranty in this Agreement; (ii) the actual knowledge that such representation or warranty is false; and (iii) an intention to induce the party hereto to whom such representation or warranty is made to act or refrain from acting in reliance upon it.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court, arbitral body, or other tribunal).
“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated or for which Liability may be imposed under any Environmental Law.
“Indemnified Party” means any Purchaser Indemnified Party or Seller Indemnified Party, as applicable.
“Intellectual Property Rights” means any or all intellectual property and intellectual property rights, including all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, and moral rights; (ii) trademark, trade name, service mark and service name rights and rights in, logos, business names, slogans, hash tags, social media pages, and similar means of identification and similar rights, and the goodwill associated with the foregoing; (iii) trade secrets and other rights in know-how and confidential or proprietary information; (iv) United States and foreign patents and patent applications and registered design and registered design applications and disclosures relating thereto, and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, provisional applications, divisions and substitutions relating to any of such patents and patent applications (all of the foregoing and all rights and interests therein and thereto, collectively, “Patent Rights”); (v) rights in databases and data collections (including knowledge databases, customer lists and customer databases); (vi) URL and domain name registrations; (vii) inventions; (viii) any other proprietary rights in or to any Technology now known or hereafter recognized in any jurisdiction worldwide; and (ix) all past, present and future claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing.
“Inventory” means all inventories Related to the Purchaser Business as of the date of this Agreement or as of the Closing, including raw materials, supplies, spare parts and similar items.
“IRS” means the U.S. Internal Revenue Service.
“IT System” means the communications networks, data centers, software, computer hardware (whether general or special purpose), networks, interfaces, platforms, servers, and computer systems, including any outsourced systems and processes that are owned or used by Seller and its Affiliates in the operation of the DNA data storage business of Seller.
“Knowledge” means the actual knowledge of each of [***], and the knowledge that each of such individuals should have obtained after reasonable inquiry in the course of the performance of their respective duties on behalf of Seller.
“Liabilities” means any and all liabilities, obligations, guarantees (including lease guarantees), commitments, damages, losses, penalties, taxes, debts, claims, demands, judgments or settlements of any nature or kind, whether known or unknown, fixed, accrued, absolute or contingent, direct or indirect, primary or secondary, liquidated or unliquidated, matured or unmatured.
“Licensed Assets” means any and all [***] that, as of [***] and Related to [***] but which are not included among the [***] pursuant to this Agreement; provided, that for purposes of Section 5.9 below, the “Licensed Assets” [***] pursuant to Section 5.9 do not include [***], which is [***] pursuant to [***]. Without limiting the foregoing in this definition, the Licensed Assets include [***].
“Lien” means, with respect to any property or asset, any mortgage, lien, license, sublicense, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.
“Material Adverse Effect” means any change, event, fact, circumstance, development, condition, matter, occurrence or effect that, individually or in the aggregate, (i) is, or would reasonably be expected to be, materially adverse to any of the business operations, condition (financial or otherwise), assets, Liabilities or results of operations of the Purchaser Business or the Purchased Assets, taken as a whole or (ii) materially impairs or delays the ability of Seller to consummate the Transactions in accordance with this Agreement and Applicable Law; provided, however, that “Material Adverse Effect” shall not include any change, event, fact, circumstance, development, condition, matter, or occurrence resulting from or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Purchaser Business operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required by this Agreement or any action taken (or omitted to be taken) at the written request of Purchaser; (f) any changes in Applicable Law or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Seller; (h) any natural or man-made disaster or acts of God; (i) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (j) any failure by Seller to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).
“MES Software” has the meaning set forth in the MES Software License Agreement.
“Net Sales” means, with respect to [***] (including with respect to any [***]) that is [***] (or any [***]) (each such [***], a “[***]”) in such jurisdiction where such [***], the amount [***] from the sale of [***], [***] the following [***] to the extent, as applicable, [***], in accordance with [***] (as applicable), and not [***]; provided, for clarity, that [***]:
(i)[***] incurred with respect to the [***], in each case if [***];
(ii)[***] incurred in connection with the [***], in each case to the extent [***];
(iii)[***], or otherwise in the [***] with respect to any [***]; and
(iv)[***] (excluding [***]), in each case to the extent [***];

it being understood and agreed that if [***] enters into a [***] that are not [***], [***] will not [***], for the purpose of [***] in such [***].
“Offered Employees” means each Purchaser Business-Related Employee listed on Schedule 1.1(c) who will be offered employment or service, as applicable, with the Purchaser or its applicable Affiliate in connection with the transaction contemplated by this Agreement.
“Patent Claims” means the claims of Patent Rights included among the Purchased Assets that are valid claims as of the Closing or at any time after the Closing.
“Patent Prosecution” means activities directed to: (i) preparing, filing and prosecuting applications (of all types) for any Patent Rights; (ii) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing; (iii) deciding whether to abandon, extend or maintain Patents Rights; (iv) listing in regulatory publications (as applicable); and (v) settling any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding, but excluding the defense of challenges to such Patent Rights as a counterclaim in an infringement proceeding with respect to the particular Patent Rights, and any appeals therefrom. For purposes of clarity, “Patent Prosecution” will not include any other enforcement actions taken with respect to a Patent Rights, including infringement actions and similar proceedings against third parties.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Pre-Closing Tax Period” means (a) any Tax period ending on or before the Closing Date and (b) with respect to any Straddle Period, the portion of such period ending on the Closing Date.
“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority, including any arbitrator or arbitration panel.
“Purchase Price” means collectively:
(a)[***] shares of Purchaser Seed-1 Preferred pursuant to the Stock Issuance Agreement (the “Stock Consideration”);
(b)$2,500,000 in cash at Closing (the “Closing Cash Consideration”);
(c)$2,000,000 payable pursuant to the Promissory Note;
(d)[***] in cash, if and when the [***] is achieved, in accordance with Section 5.8; and
(e)The Seller Royalty in accordance with Section 5.10.

“Purchased Assets” means and includes the Contributed Assets and the Licensed Assets.
“Purchaser Business” means [***]. Without limiting the foregoing, “Purchaser Business” includes [***].
“Purchaser Business Intellectual Property” means all Seller-Owned Intellectual Property and Third Party Intellectual Property.
“Purchaser Business Intellectual Property Licenses” means any Contract Related to the Purchaser Business as of the date of this Agreement or as of the Closing under which (i) Seller or any of its Affiliates acquired or is authorized to use any Third Party Intellectual Property, including any Third Party Software, or (ii) Seller or any of its Affiliates granted or is required to grant to any Person any right or license to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute any Purchaser Business Intellectual Property, with or without the right to sublicense the same.
“Purchaser Business-Related Contract” means any Contract of Seller or any of its Affiliates that is Related to the Purchaser Business as of the date of this Agreement or as of the Closing, including (a) the Contracts set forth on Schedule 1.1(d) and (b) all Purchaser Business Intellectual Property Licenses (other than those expressly identified as Excluded Assets).
“Purchaser Business-Related Employees” means each employee or other individual service provider of Seller or any of its Affiliates providing services Related to the Purchaser Business as of immediately prior to the Closing.
“Purchaser Common Stock” means shares of the Purchaser’s Common Stock, par value $0.0001 per share.
“Purchaser Indemnified Party” mean the following Persons: (i) Purchaser; (ii) Purchaser’s current and future Affiliates; (iii) the respective Representatives of the Persons referred to in clauses “(i)” and “(ii)” above; and (iv) the respective successors and assigns of the Persons referred to in clauses “(i),” “(ii)” and “(iii)” above.
“[***]” has the meaning set forth in [***].
“Purchaser Seed-1 Preferred” means shares of the Purchaser’s Series Seed-1 Preferred Stock, par value $0.00001 per share.
“Purchaser Series Seed Preferred” means shares of the Purchaser’s Series Seed Preferred Stock, par value $0.0001 per share.
“Registered Intellectual Property” means, as of the date of this Agreement or as of the Closing, all Intellectual Property Rights that (a) are the subject of an application, certificate, filing, draft filing, registration or other document and (b) are registered, filed, or issued under the authority of any Governmental Authority, including all patents, registered copyrights, registered trademarks and domain names and all applications for any of the foregoing.

“Related to the Purchaser Business” means (i) [***], or that were otherwise [***] for or in connection with [***] and/or (ii) [***].
“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substances into the environment.
“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.
“RWI Broker” means Lockton Companies or an Affiliate thereof.
“RWI Insurer” means the insurance provider named in the RWI Policy or an Affiliate thereof.
“RWI Policy” means the representations and warranties liability insurance policy, in the form attached hereto as Exhibit J, written in favor of Purchaser with respect to this Agreement.
“RWI Policy Fee Amount” means the aggregate amount payable to the RWI Insurer and the RWI Broker in connection with obtaining the RWI Policy, including the premium, broker fee, underwriting fee, due diligence fee, broker commissions, legal fees for counsel engaged by the underwriter and surplus lines taxes and fees.
“Seller Field” means [***].
“Seller Indemnified Party” mean the following Persons: (i) Seller; (ii) Seller’s current and future Affiliates; (iii) the respective Representatives of the Persons referred to in clauses “(i)” and “(ii)” above; and (iv) the respective successors and assigns of the Persons referred to in clauses “(i),” “(ii)” and “(iii)” above.
“Seller-Owned Intellectual Property” means and includes, as of [***], all (i) [***] (whether [***] or otherwise), as of [***], by [***] that (a) do not [***] and (b) are [***] (such [***], the “[***]”) and (ii) [***] (whether [***] or otherwise) by [***] that are [***], all of which is listed on Schedule 1.1(f) hereto (such [***], collectively, the “Seller-Owned Registered Intellectual Property”).
“Seller Royalty Term” means [***].
“Software” means any computer program, operating system, applications system, firmware or software code, whether in object code or source code, database, data files, computer processes, associated know-how, operating procedures, methods and all other Technology embodied with the foregoing, tools, developers’ kits, utilities, developers’ notes, technical manuals, user manuals and other documentation thereof, including comments and annotations related thereto, whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Standard Software” means generally commercially available, “off-the-shelf” or “shrink-wrapped” Software that is not redistributed with or incorporated in any Software within then Seller-Owned Intellectual Property.
“Straddle Period” means any Tax period beginning before or on and ending after the date hereof.
“Subleased Premises” means the leased premises to be occupied by Purchaser pursuant to the Sub-Sublease Agreement.
“Tax” (and with correlative meaning, “Taxes” and “taxable”) means (a) any and all taxes, including any gross or net income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, capital stock, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, premium, real or personal property, escheat, abandoned or unclaimed property, environmental or windfall profit, custom duty or other tax, estimated tax or other governmental fee, assessment or charge of any kind whatsoever, in each case only to the extent the foregoing are in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (United States (federal, state or local) or foreign), whether disputed or not, (b) any Liability of Seller for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (c) any Liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Applicable Law, by Contract or otherwise.
“Tax Return” means any return, report, declaration, claim for refund, estimated Tax return, information return or statement (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the administration, implementation or enforcement of or compliance with any Applicable Law relating to any Tax.
“Technology” means algorithms, APIs, databases, data collections, diagrams, mask works, inventions, methods and processes (whether or not patentable), know-how, trade secrets, trademarks, service marks and other brand identifiers, network configurations and architectures, proprietary information, protocols, layout rules, schematics, packaging and other specifications, Software, techniques, interfaces, verification tools, URLs, web sites, works of authorship, technical documentation, designs, bills of material, build instructions, test reports, routines, formulae, test vectors, IP cores, net lists, photomasks, lab notebooks, processes, prototypes, samples, studies, and all other forms of technology, in each case whether or not registered with a Governmental Authority or embodied in any tangible form.
“Third Party” means any Person or group other than Seller, Purchaser or any Affiliates of Seller or Purchaser.

“Third Party Intellectual Property” means and includes, as of the date of this Agreement or as of the Closing, all Technology and Intellectual Property Rights owned by Third Parties and Related to the Purchaser Business, which, in the case of Registered Intellectual Property, includes such Registered Intellectual Property set forth on Schedule 1.1(g)).
“Third Party Software” means and includes, as of the date of this Agreement or as of the Closing, all Software owned by Third Parties that is Related to the Purchaser Business, excluding Standard Software.
“Transactions” means the transactions contemplated by this Agreement, including the sale and purchase of the Contributed Assets, the assignment and assumption of the Assumed Liabilities and the license of the Licensed Assets.
“Transferred Employee” means each Offered Employee who accepts the offer of employment or service, as applicable, with the Purchaser or its applicable Affiliate and commences such employment or service with the Purchaser or its Affiliates as of or following the Closing in connection with the transaction contemplated by this Agreement.
“Transferred Equipment” means all machinery, equipment, tools and tooling, furniture, fixtures, Inventory and other supplies, and other tangible personal property that is Related to the Purchaser Business, including the items set forth on Schedule 1.1(h).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any similar foreign, state or Applicable Law.
[***]
Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Ancillary Agreements	Section 2.3
Assignment and Assumption Agreement	Section 2.3(a)
Bill of Sale	Section 2.3(b)
Books and Records	Section 5.3(c)
Claim	Section 6.6(a)
Claim Dispute Notice	Section 6.5(c)
Closing	Section 2.2
Closing Date	Section 2.2
Confidential Information	Section 5.3(d)
Deductible	Section 6.4(a)
Indemnifying Party	Section 6.5(a)
Infringed	Section 3.9(d)
Intended Tax Treatment	Section 5.6(f)

Term	Section
Leave Offered Employee	Section 5.4
License Agreement	Section 2.3(e)
Material Contract	Section 3.4(a)
MES Software License Agreement	Section 2.3(i)
Non-Party Affiliates	Section 7.10
Non-Purchaser Business-Related Contract	Section 5.1(a)
Offered Employee Obligations	Section 3.8(b)
Officer’s Claim Certificate	Section 6.5(a)
[***]	Section 5.10(b)
[***]	Section 5.9(b)
Patent Security Agreement	Section 2.3(h)
Permits	Section 3.5(b)
Promissory Note	Section 2.3(g)
Provider	Section 5.3(d)
Purchaser	Preamble
[***]	Section 5.9(c)(ii)
[***] Payment	Section 5.8(a)
Receiver	Section 5.3(d)
Related Agreements	Section 2.4(b)
Rights Agreement	Section 2.4(b)
ROFR Agreement	Section 2.4(b)
Securities Act	Section 3.14
Seller	Preamble
Seller Fundamental Representations	Section 6.1(a)
[***]	Section 5.9(b)
Seller Royalty	Section 5.10(a)
Stock Issuance Agreement	Section 2.3(f)
Stock Plan	Section 5.11(a)
Sub-Sublease Agreement	Section 2.3(c)
Tax Allocation	Section 5.6(e)
Transfer Taxes	Section 5.6(a)
Transition Services Agreement	Section 2.3(d)
Voting Agreement	Section 2.4(b)

Section 1.2Interpretative Provisions.
(a)The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(b)Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(c)Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.
(d)The use of the word “or” shall not be exclusive.
(e)The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(f)The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.
(g) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.
(h) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the Transactions.
Article II
DESCRIPTION OF THE TRANSACTIONS
Section 2.1Purchase and Sale of Contributed Assets.
(a)Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, on behalf of itself and its Affiliates, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept, all of Seller’s and its respective Affiliates’ (as applicable) right, title and interest in and to the Contributed Assets, free and clear of all Liens.
(b)As consideration for the sale and purchase of the Contributed Assets, Purchaser shall (i) deliver to Seller the Purchase Price in accordance with the provisions of Section 2.3 and enter into the other agreements and covenants set forth herein, and (ii) assume from Seller, and thereafter pay, perform and discharge when due, the Assumed Liabilities.

Section 2.2Closing. The consummation of the transactions contemplated by Section 2.1 (the “Closing”) shall take place on the date of this Agreement at such time and location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date.”
Section 2.3Purchaser Deliveries at the Closing.
Subject to the terms and conditions of this Agreement, Purchaser shall (i) as soon as practicable following the Closing, but no later than two (2) Business Days following the Closing, deliver to Seller the Closing Cash Consideration by wire transfer of immediately available funds to such bank account or accounts as may be designated in writing by Seller to Purchaser at least five (5) Business Days prior to the Closing, and (ii) at the Closing, execute and deliver to Seller the following (the “Ancillary Agreements”):
(a)The Assignment and Assumption Agreement, substantially in the form of Exhibit A (the “Assignment and Assumption Agreement”);
(b)The Bill of Sale, substantially in the form of Exhibit B (the “Bill of Sale”);
(c)The Sub-Sublease Agreement, substantially in the form of Exhibit C (the “Sub-Sublease Agreement”);
(d)The Transition Services Agreement substantially in the form of Exhibit D (the “Transition Services Agreement”); and
(e)The License Agreement substantially in the form of Exhibit E (the “License Agreement”).
(f)The Stock Issuance Agreement substantially in the form of Exhibit F (the “Stock Issuance Agreement”).
(g)The Promissory Note substantially in the form of Exhibit G (the “Promissory Note”).
(h)The Patent Security Agreement substantially in the form of Exhibit H (the “Patent Security Agreement”).
(i)The MES Software License Agreement substantially in the form of Exhibit I (the “MES Software License Agreement”).
(j)Evidence that the RWI Policy will be bound and in full force and effect as of the Closing.
Section 2.4Seller Deliveries at the Closing.
At the Closing, Seller shall execute and deliver to Purchaser the following:
(a)The Ancillary Agreements executed by Seller;
(b)A counterparty signature page to each of (i) that certain Investors’ Rights Agreement, as amended (the “Rights Agreement”), that certain Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) and that certain Voting Agreement (the “Voting

Agreement,” and together with the Rights Agreement and the ROFR Agreement, the “Related Agreements”);
(c)Evidence satisfactory to Purchaser that this Agreement and the transactions contemplated hereunder have been approved by the Board of Directors of Seller in accordance with Seller’s certificate of incorporation and bylaws; and
(d)A duly executed IRS Form W-9.
Section 2.5Assignment.
(a)Each party shall, and shall cause their respective Affiliates to, use all commercially reasonable efforts to obtain or to cause to be obtained any consent or amendment required to assign all rights and Liabilities under Purchaser Business-Related Contracts and the Assumed Liabilities so that, in any case, Purchaser will be solely responsible for such rights and Assumed Liabilities from and after the Closing, provided, however, that neither party shall be obligated to pay any material consideration therefor to any Third Party from whom any such consent or amendment is requested.
(b)If either party is unable to obtain, or to cause to be obtained, any required consent or amendment to effect the assignment of a particular Purchaser Business-Related Contract or Assumed Liability, then, until the expiration of such Purchaser Business-Related Contract or Assumed Liability, (i) Seller shall continue to be bound by such Purchaser Business-Related Contract or Assumed Liability, as the case may be, and, (ii) the parties agree to perform and adhere to the requirements set forth in Section 5.1. Seller shall, without further consideration, pay and remit, or cause to be paid or remitted, to Purchaser promptly all money, rights and other consideration received by Seller in respect of such performance. If and when any such consent shall be obtained or such Purchaser Business-Related Contract or Assumed Liability shall otherwise become assignable, Seller, shall, thereafter promptly assign all of Seller’s rights and Assumed Liabilities thereunder to Purchaser without receipt of further consideration, and Purchaser shall, without the payment of any further consideration, assume such rights and Assumed Liabilities.
Section 2.6Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller or any other Person such amounts as Purchaser is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. Purchaser shall use commercially reasonable efforts to provide Seller with written notice of its intent to deduct or withhold at least five (5) days in advance thereof with a written explanation substantiating the requirement to deduct or withhold, and the parties shall use commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by Tax law. To the extent that amounts are so withheld, such withheld amounts shall be timely deposited with the applicable Governmental Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
Article III
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the Disclosure Schedule, Seller represents and warrants to Purchaser as follows:
Section 3.1Corporate Existence and Authorization.

(a)Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
(b)Seller has all necessary power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
Section 3.2Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by Seller in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the Transactions.
Section 3.3Non-contravention. The execution, delivery and performance by Seller of this Agreement and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Seller, (b) assuming compliance with the matters referred to in Section 3.2, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or require any consent, approval or waiver from any Person pursuant to, any Purchaser Business-Related Contract applicable to any of the Purchased Assets, or (d) result in the creation or imposition of any Lien on any Purchased Asset.
Section 3.4Material Contracts.
(a)Section 3.4(a) of the Disclosure Schedule contains a complete and accurate list of each of the following Contracts relating to the Purchaser Business or the Contributed Assets to which Seller or any of its Affiliates is a party to or bound or pursuant to which any of the Contributed Assets are subject, in each instance, whether as of the date of this Agreement or as of the Closing (a Contract responsive to any of the following categories being hereinafter referred to as a “Material Contract”), all of which are Purchaser Business-Related Contracts included among the Contributed Assets unless otherwise expressly designated on Section 3.4(a) of the Disclosure Schedule:
(i)any Contract for the purchase or sale of products or for the furnishing or receipt of services in excess of $[***];
(ii)any Purchaser Business Intellectual Property License; provided, Seller is excused from listing Contracts for Standard Software;
(iii)any Contract providing for the development of any (1) Purchaser Business Intellectual Property or (2) any other Technology or Intellectual Property Right that is Related to the Purchaser Business, in each of (1) and (2), whether independently or jointly, by or for Seller or an Affiliate of Seller;
(iv)any Contract imposing any restriction on the right or ability of Seller or, after the Closing Date, the right or ability of Purchaser or any of its Affiliates (A) to engage or participate, to compete in any line of business or with any Person or in any area, or which would so limit the freedom of Purchaser or any of its Affiliates after the

Closing Date (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by Seller or make use of any Technology or Intellectual Property Right), (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person, or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any Technology;
(v)any Contract relating to the creation of any Lien with respect to any Purchased Asset; or
(vi)any agreement for the lease of Transferred Equipment;
(b)Seller has made available to Purchaser accurate and complete copies of all written Material Contracts identified in Section 3.4(a) of the Disclosure Schedule, including all amendments thereto.
(c)There exists no default or event of default or event, occurrence, condition or act, with respect to Seller, or to Seller’s Knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a default or event of default under any Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any obligation of Seller under any Material Contract, or (D) the right to cancel, terminate or modify any Material Contract. Seller has not received any notice or other communication regarding any actual or possible violation or breach of (in any material respect), default under, or intention to cancel or modify any Material Contract. Seller has not terminated or waived any rights, benefits or claims of Seller under any Material Contract.
(d)Each Material Contract is in full force and effect enforceable in accordance with its terms and constitutes a legal, valid and binding agreement of Seller, and Seller has no knowledge that any Material Contract is not a legal, valid and binding agreement of any other party thereto, subject only to the effect, if any, of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief). Immediately following the Closing Date, each Purchaser Business-Related Contract shall remain a legal, valid and binding agreement of Purchaser and, to the Knowledge of Seller, each other party thereto, enforceable against Purchaser in accordance with its respective terms and, to the Knowledge of Seller, enforceable against each other party thereto in accordance with its respective terms, subject only to the effect, if any, of (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief).
Section 3.5Compliance with Applicable Laws; Licenses and Permits.
(a)The DNA data storage business of Seller is, and has at all times been, operated in compliance in all material respects with all Applicable Laws, and to the Knowledge of Seller, Seller is not, and has not been, under investigation with respect to or threatened to be charged with or given notice of any violation of, any Applicable Law in connection with the DNA data storage business of Seller.

(b)Seller has, and at all times has had, all consents, licenses, permits, waivers, approvals, authorizations or orders of any Governmental Authority (collectively, the “Permits”), and has made all necessary filings required under Applicable Law, necessary to operate the DNA data storage business of Seller in accordance with Applicable Laws and otherwise to conduct the DNA data storage business of Seller. Seller has not received any written notice or other written communication regarding any actual or possible violation of or failure to comply with any term or requirement of any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit that is (i) necessary to operate the DNA data storage business of Seller or (ii) material to the operation of the DNA data storage business of Seller.
(c)Section 3.4(c) of the Disclosure Schedule lists all Permits necessary to operate the DNA data storage business of Seller that are not transferable or assignable.
Section 3.6Litigation.
(a)There is no pending Proceeding related to the DNA data storage business of Seller or related to any Assumed Liabilities or Contributed Assets, and, to the Knowledge of Seller, no Person has threatened to commence any Proceeding related to the DNA data storage business of Seller or related to any Assumed Liabilities or Contributed Assets. To the Knowledge of Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any Proceeding that is of a type described in the preceding sentence.
(b)There is no order, writ, injunction, directive, restriction, judgment or decree to which Seller is subject or which restricts in any material respect the ability of Seller to conduct the DNA data storage business of Seller. To the Knowledge of Seller, no officer or other employee of Seller is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the DNA data storage business of Seller.
Section 3.7Properties.
(a)Seller has good and valid title to, or, in the case of leased property and assets, has good, valid and enforceable leasehold interests in, all tangible property included in the Contributed Assets, free and clear of all Liens.
(b)The property and assets included in the Purchased Assets constitute, in all material respects, all of the property and assets owned, leased or licensed by Seller for the operation of the DNA data storage business of Seller as currently conducted, other than the assets, properties and rights used to perform the services that are the subject of the Transition Services Agreement. The property and assets included in the Purchased Assets together with the services that are the subject of the Transition Services Agreement are, in all material respects, sufficient to operate the DNA data storage business of Seller and the Purchased Assets immediately after the Closing as the DNA data storage business of Seller is currently conducted. Subject to the terms and conditions of this Agreement, upon the sale at Closing of the Contributed Assets to Purchaser pursuant to this Agreement, all right, title and interest in and to all Contributed Assets will pass to Purchaser on the date hereof, free and clear of all Liens.
(c)The tangible property included in the Contributed Assets has no material defects, is in good operating condition and repair and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and is adequate and suitable for its present uses.

(d)Seller owns all of the Transferred Equipment (including the Inventory). The Transferred Equipment (including the Inventory) is useable in the ordinary course of business. All of the Inventory was produced in accordance with current good manufacturing practices and Applicable Laws and is in merchantable condition.
Section 3.8Employees.
(a)Section 3.8(a) of the Disclosure Schedule sets forth a list of each Purchaser Business-Related Employee, including: (i) the employee’s name, (ii) position or title, and (iii) state(s) in which the employee performs services.
(b)Except as set forth on Section 3.8(b) of the Disclosure Schedule, none of the Offered Employees are entitled to any accrued vacation, paid-time-off, severance payment, or any bonus payment, whether accrued, contingent, or otherwise as of the date hereof (collectively, the “Offered Employee Obligations”).
Section 3.9Intellectual Property.
(a)Section 3.9(a) of the Disclosure Schedule contains an accurate and complete list of (A) each item of Registered Intellectual Property included in the Seller-Owned Intellectual Property and (B) the jurisdiction in which such item of Registered Intellectual Property has been registered or filed and the applicable application, registration or serial number. Seller has provided to Purchaser true, correct and complete copies of all invention disclosures, applications, material correspondence with any Governmental Authority, and other material documents related to the prosecution and maintenance of each such item of Seller-Owned Registered Intellectual Property.
(b)Seller exclusively owns all right, title and interest in and to all of the Seller-Owned Intellectual Property free and clear of any Liens. No other Person has or, to Seller’s Knowledge, purports to have, any ownership interest in or other right to any such Seller-Owned Intellectual Property (including any interest or right in any derivatives thereof, whether or not developed as of the date hereof). Seller has not received any notice or claims (in writing or otherwise) challenging Seller’s ownership of any Seller-Owned Intellectual Property or the validity or enforceability of any such Seller-Owned Intellectual Property. Seller has not granted or agreed to grant to any other Person any exclusive rights in any Seller-Owned Intellectual Property.
(c)[***] has, and [***], [***] shall have, all [***] or otherwise [***] pursuant to [***], which [***] for the [***]. The [***] together with [***] that is [***] pursuant to [***] constitutes in [***] without, [***]. No licensed Third Party Intellectual Property will cease to be valid and enforceable rights of Seller by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.
(d)With respect to the [***]. To the Knowledge of Seller, no Seller-Owned Intellectual Property, is subject to any Proceeding or outstanding order or Contract that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of the Seller-Owned Intellectual Property. Neither Seller nor any Affiliate of Seller has received any notice (in writing or otherwise) alleging, or otherwise has Knowledge of the invalidity of any of, or limitation on Seller’s right to use any of the Seller-Owned Intellectual Property. No Person has notified Seller or any of its Affiliates (in writing or otherwise) that it is claiming any ownership of or right to use any Seller-Owned Intellectual Property.

(e)Seller has taken all steps reasonably necessary (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers relating to the Purchased Assets or the DNA data storage business of Seller) to safeguard and maintain the confidentiality of, all proprietary information that Seller or its Affiliates hold or purport to hold as a trade secret and that is related to the DNA data storage business of Seller. Without limiting the foregoing, to the Knowledge of Seller (i) there has been no misappropriation of any trade secrets or other material confidential Intellectual Property Rights or Technology related to the DNA data storage business of Seller by any Person; (ii) no employee, independent contractor or agent of Seller or an Affiliate of Seller has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of the DNA data storage business of Seller; and (iii) no employee, independent contractor or agent of Seller or an Affiliate of Seller is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating to the protection, ownership, development, use or transfer of the Intellectual Property Rights and Technology of Seller or its Affiliates that are included in the Contributed Assets.
(f)To the Knowledge of Seller, all Seller-Owned Intellectual Property is valid and enforceable. Each item of such Seller-Owned Intellectual Property that is Registered Intellectual Property is in compliance with all Applicable Law, and all material filings, payments, and other actions required to be made or taken to maintain such item of Seller-Owned Intellectual Property in full force and effect have been made by the applicable deadline and otherwise in accordance with all Applicable Law. No application related to such Registered Intellectual Property has been abandoned, allowed to lapse, or rejected. Section 3.9(f) of the Disclosure Schedule accurately identifies and describes, with respect to each item of such Registered Intellectual Property, each filing, payment, and action that must be made or taken on or before the date that is 90 days after the date hereof in order to maintain each item of such Registered Intellectual Property in full force and effect.
(g)Seller maintains (i) machine-readable copies of Software within the Seller-Owned Intellectual Property and the Third Party Software and (ii) technical documentation or user manuals for all releases or versions thereof currently in use by Seller or its Affiliates.
(h)Software within then Seller-Owned Intellectual Property and, to the Knowledge of Seller, Third Party Software, do not contain any Copyleft Software and do not contain any material bug, virus, worm, trojan horse, or similar malicious code, or any programming errors materially affecting its use, functionality or performance. No source code for any Software within the Seller-Owned Intellectual Property has been delivered, licensed, or made available to any escrow agent or other Person other than those Persons listed on Section 3.9(h) of the Disclosure Schedule. Seller has no obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Software within the Seller-Owned Intellectual Property to any escrow agent or other Third Party. No event has occurred, and to the Knowledge of Seller, no circumstance or condition exists, that (with or without notice or lapse of time) will result in the delivery, license, or disclosure to a Third Party of any source code for any Software within then Seller-Owned Intellectual Property.
(i)All personnel, including employees, agents, consultants and contractors, who have contributed to the development or creation of Seller-Owned Intellectual Property have executed valid and enforceable nondisclosure agreements applicable to Seller’s confidential information to which Seller is the beneficiary either directly or indirectly (for example, in the case of an employee of a consultant or independent contractor who has entered into such a nondisclosure agreement with Seller); and have executed valid and enforceable documentation containing present-tense assignments to Seller of complete and exclusive ownership of all Intellectual Property Rights in such Person’s contribution to the Seller-Owned Intellectual Property.

(j)No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Seller-Owned Intellectual Property.
(k)Neither Seller nor any Affiliate of Seller is or ever was a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate Seller or any such Affiliate to grant or offer to any other Person any license or right to or otherwise materially impair Seller’s or its Affiliates’ Control of any Seller-Owned Intellectual Property.
(l)Neither the execution, delivery, or performance of this Agreement or any Ancillary Agreement, nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of rights in, or Lien on, or the acceleration of any rights with respect to any Seller-Owned Intellectual Property or Third Party Intellectual Property licensed to or otherwise authorized for use by Seller or any of its Affiliates pursuant to a written Contract, (ii) a breach of, or termination or other right arising under, any Contract required to be listed on Section 3.4(a) of the Disclosure Schedule, (iii) the release, disclosure, or delivery of any Seller-Owned Intellectual Property by or to any escrow agent or other Third Party, or (iv) the grant, assignment, or transfer to any other Third Party of any license or other right or interest under, to, or in any Seller-Owned Intellectual Property. All Seller-Owned Intellectual Property will as of the date hereof be fully transferable and licensable by Purchaser without restriction and without additional payment of any kind to any Third Party.
(m)Seller is in compliance with, and has been in compliance, with all Data Security Requirements related to Seller’s conduct of the DNA data storage business of Seller in all material respects. No notices have been received by, and to the Knowledge of Seller no claims, charges or complaints have been made against, Seller by any Person alleging a violation of any Data Security Requirements. To the Knowledge of Seller, there have not been any incidents of data security breaches, unauthorized access or use of any of the IT Systems. The transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements.
Section 3.10Significant Suppliers. Section 3.10 of the Disclosure Schedule sets forth (i) an accurate and complete list of Contracts with the 10 largest suppliers of the DNA data storage business of Seller based on payments made by Seller during the first six months of calendar year 2024, and (ii) an accurate and complete list of any sole source suppliers to the DNA data storage business of Seller. Seller has made available to Purchaser the Contracts between Seller and such suppliers. Seller has not received any notice or other communication (in writing or otherwise), or any other information, indicating that any of the suppliers listed in Section 3.10 of the Disclosure Schedule may cease acting as a supplier to the DNA data storage business of Seller or otherwise dealing with the DNA data storage business of Seller. Neither Seller nor any Affiliate of Seller has any outstanding material disputes with any such supplier relating to the DNA data storage business of Seller or the Purchased Assets.
Section 3.11Tax Matters.
(a)There are no Liens for Taxes upon any Purchased Assets.
(b)All income and other material Tax Returns required to be filed with respect to the Purchased Assets, the DNA data storage business of Seller and the Assumed Liabilities have been timely filed with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects; any and all Taxes owed by Seller (whether or not shown on any Tax Return)

have been timely paid, and there are no pending or threatened audits, investigations, disputes, notices of deficiency, claims or other Proceedings for or relating to any Liabilities for Taxes of Seller; and Seller has not executed any waiver of any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a material Tax assessment or deficiency, in each case with respect to the Purchased Assets, the DNA data storage business of Seller, or the Assumed Liabilities.
(c)No claim has ever been made by an authority in a jurisdiction in which Seller does not file a Tax Return with respect to the DNA data storage business of Seller that Seller is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return. There are no matters under discussion with any Governmental Authority with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Purchased Assets or the DNA data storage business of Seller. No issues relating to Taxes imposed on the Purchased Assets or with respect to the DNA data storage business of Seller were raised by the relevant taxing authority in any completed audit or examination that would reasonably be expected to result in a material Liability in respect of Taxes in a later taxable period.
(d)Seller has deducted, withheld and timely paid to the appropriate Governmental Authority all material Taxes required by Applicable Law to be deducted, withheld or paid by it in connection with amounts paid or owing to, or allocated to, any employee, independent contractor, creditor, owner, stockholder, member or other third party, with respect to the Purchased Assets, the DNA data storage business of Seller and the Assumed Liabilities, and Seller has timely and accurately complied with all reporting and record keeping requirements related thereto, including filing of IRS Forms W–2 and 1099s (or other applicable forms) with respect to the Purchased Assets, the DNA data storage business of Seller and the Assumed Liabilities.
(e)Seller is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (excluding customary Tax indemnification or gross-up provisions in a commercial agreement entered into in the ordinary course of business the primary purposes of which do not relate to Taxes) with respect to the Purchased Assets.
(f)No Purchased Asset (i) is property required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h) of the Code, (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) secures any debt the interest of which is tax-exempt under Section 103(a) of the Code or (v) is subject to a 467 rental agreement as defined in Section 467 of the Code.
(g)Seller is the owner for Tax purposes of all of the Purchased Assets.
Section 3.12Environmental Matters.
(a) No notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding (or any basis therefor) is pending or, to the Knowledge of Seller, is threatened by any Governmental Authority or other Person relating to the DNA data storage business of Seller, the Subleased Premises, or the Purchased Assets relating to or arising out of any Environmental Law;

(b)The operation of the DNA data storage business of Seller is, and has at all times been, in material compliance with all Environmental Laws and all Environmental Permits, and, to the Knowledge of Seller, no circumstances exist that will require any material capital expenditures to be incurred within three years of the date of this Agreement in order to ensure compliance with Environmental Laws and all Environmental Permits;
(c)Seller is not liable for the presence or Release of any Hazardous Substances at any property currently or formerly owned or occupied by Seller with respect to the operation of the DNA data storage business of Seller, including the Subleased Premises, or at any off-site disposal location, including any site subject to remediation or corrective action under any Environmental Law;
(d)There are no Liabilities of any kind whatsoever relating to the DNA data storage business of Seller, or the Subleased Premises, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of Seller, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such Liability;
(e)There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Seller has Knowledge in relation to the DNA data storage business of Seller or the Purchased Assets that has not been made available to Purchaser.
Section 3.13Access to Information. Seller has adequate information concerning the business and financial condition of Purchaser to make an informed decision regarding the receipt of the Purchaser Seed-1 Preferred.
Section 3.14Restricted Securities. Seller understands that the Purchaser Seed-1 Preferred received by Seller hereunder will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this regard, Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
Section 3.15Understanding of Risks. Seller is fully aware of: (a) the highly speculative nature of the Purchaser Seed-1 Preferred; (b) the financial hazards involved in receiving the Purchaser Seed-1 Preferred; (c) the lack of liquidity of the Purchaser Seed-1 Preferred and the restrictions on transferability of the Purchaser Seed-1 Preferred (e.g., that Purchaser may not be able to sell or dispose of the Purchaser Seed-1 Preferred or use them as collateral for loans); (d) the qualifications and backgrounds of the management of Purchaser; and (e) the tax consequences of acquiring the Purchaser Seed-1 Preferred. Assuming the accuracy and truth of and in reliance upon the representations, warranties and covenants of Purchaser made herein, Seller acknowledges and agrees that, by agreeing to receive the Purchaser Seed-1 Preferred from Purchaser, it is accepting all risks associated with acquisition and ownership of the Purchaser Seed-1 Preferred as of the date hereof, including any depreciation or diminution in the value of the Purchaser Seed-1 Preferred.
Section 3.16Seller’s Qualifications. Seller either alone or with its purchaser representative(s) (as defined in Rule 501(h) of Regulation D, promulgated under the Securities Act), has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Seller’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Purchaser Seed-1 Preferred constituting the Stock Consideration. Furthermore, Seller is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of this investment indefinitely. Furthermore, Seller represents that it has sufficient financial resources to complete the transaction contemplated by this Agreement.
Section 3.17No Public Market. Seller understands that no public market now exists for any of the securities issued by Purchaser and that Purchaser has made no assurances that a public market will ever exist for the Purchaser Seed-1 Preferred constituting the Stock Consideration. Seller understands that Purchaser has no present intention to file a registration statement with the Securities and Exchange Commission under the Securities Act in connection with a proposed public offering of its securities.
Section 3.18Compliance with Securities Laws. Seller understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser and Seller herein, the Purchaser Seed-1 Preferred have not been and are not being registered with the Securities and Exchange Commission under the Securities Act, and have not been and are not being qualified under any other state securities or blue sky laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act or other applicable securities laws which impose certain restrictions on Purchaser’s ability to transfer the Purchaser Seed-1 Preferred.
Section 3.19Legends. It is understood that the certificates evidencing the Purchaser Seed-1 Preferred constituting the Stock Consideration may bear one or all of the following legends:
(a)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
(b)Any legend required by the General Corporation Law of the State of Delaware or by applicable state “blue sky” securities laws, rules and regulations.
(c)Any legend required by the Related Agreements.
(d)Any legend required by the Certificate of Incorporation or Bylaws of Purchaser.
Section 3.20Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Purchaser in connection with the Transactions.
Article IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Seller as follows:
Section 4.1Corporate Existence and Authorization.

(a)Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
(b)Purchaser has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
Section 4.2Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the Transactions. The Ultimate Parent (as defined in 16 C.F.R. §801.1(a)(3)) of Purchaser has determined that, as of the date of this Agreement and as of the Closing (i) the Acquisition Price (as defined in 16 C.F.R. §801.10(c)(2)) is undetermined, and (ii) the aggregate fair market value (calculated in accordance with 16 C.F.R. §801.10 through §801.14) of any shares or assets it will hold as a result of the Transactions does not exceed $119.5 million.
Section 4.3Non-contravention. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any material provision of the certificate of incorporation or bylaws of Purchaser or (ii) contravene, conflict with or result in a material violation or breach of any provision of any Applicable Law.
Section 4.4Valid Issuance of Purchaser Seed-1 Preferred. The Purchaser Seed-1 Preferred being issued by Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of all preemptive or similar rights, taxes, restrictions on transfer other than restrictions on transfer under the Related Agreements and under applicable state and federal securities laws.
Section 4.5Finders’ Fees. Except for the RWI Policy Fee Amount, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Seller or any of its Affiliates in connection with the Transactions.
Article V
ADDITIONAL RIGHTS & COVENANTS OF THE PARTIES
Section 5.1Non-Assignable Purchaser Business-Related Contracts. If any consent is required in order to assign a Purchaser Business-Related Contract to Purchaser, and such consent is not obtained prior to Closing, then Seller and Purchaser hereby agree that:
(a)such Contract shall not be treated as a Purchaser Business-Related Contract for any purpose hereunder (a “Non-Purchaser Business-Related Contract”) until such time, if any, as the applicable consent is obtained;
(b)for a period of [***] following the Closing, Seller and Purchaser shall use their respective commercially reasonable efforts to obtain all such consents, in a form and substance reasonably acceptable to Purchaser, that are necessary to effect the valid transfer from Seller to

Purchaser of, and vest in Purchaser valid title or rights in and to, the Non-Purchaser Business-Related Contracts;
(c)upon the receipt of any such consents under any Non-Purchaser Business-Related Contract after the date hereof, such Non-Purchaser Business-Related Contract shall be transferred and assigned to Purchaser, and thereafter deemed to be a Purchaser Business-Related Contract for purposes of this Agreement and any applicable Ancillary Agreements, effective as of the date of such consent; and
(d)for a period of [***] following the Closing, or, if sooner, until any such consent is obtained and any such Non-Purchaser Business-Related Contract is assigned to Purchaser in accordance with Section 5.1(c), Purchaser and Seller shall cooperate with each other and use their respective commercially reasonable efforts to obtain for Purchaser an arrangement with respect thereto to provide for Purchaser to obtain substantially comparable benefits therein and provide for Purchaser to assume the obligations and bear the economic burdens associated therewith, and to otherwise put Purchaser and Seller in the position they would have been in had such Non-Purchaser Business-Related Contract been assigned to Purchaser at Closing; provided, however, that in the event that such arrangement is not obtained, any Liabilities under such Non-Purchaser Business-Related Contract shall not be Assumed Liabilities unless and until such Contract becomes a Purchaser Business-Related Contract pursuant to Section 5.1(c), and upon such assumption will be limited to Liabilities arising on or after such date.
Section 5.2Public Announcements.
(a)Each party shall not, and shall cause each of its respective Representatives not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the Transactions or use the other party’s name in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of the other party, unless required by Applicable Law, stock exchange rules or otherwise to comply with Seller’s practices and policies with respect to disclosures in public filings and to respond to inquiries from investors and analysts.
Section 5.3Access to Records and Personnel.
(a)From and after the Closing until the sixth anniversary of the Closing, Seller and Purchaser shall provide, or cause to be provided, to each other, as soon as reasonably practicable after written request therefor and at the requesting party’s sole expense, reasonable access (including using commercially reasonable efforts to give access to third parties possessing information), during normal business hours, to the other party’s Representatives and to any books, records, documents, files and correspondence in the possession or under the control of the other party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under Applicable Laws) by a Governmental Authority having jurisdiction over the requesting party in connection with the Transactions, (ii) for use in any other judicial, regulatory, administrative or other Proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements arising from the Transactions, (iii) for use in any Proceeding relating to the infringement of the Intellectual Property Rights of another Person or (iv) to comply with its obligations under this Agreement; provided, however, that no party shall be required to provide access to or disclose information where such access or disclosure (y) is related to any claim against a party or such party’s Affiliates or (z) would violate any Applicable Law or Contract, or waive any attorney-client or other similar privilege, and each party may redact information regarding itself or its Affiliates or otherwise not relating to the other party and its Affiliates, and, in the event such provision of information could reasonably be expected to violate any Applicable Law or Contract or waive any attorney-client or other similar privilege, the parties shall take commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.
(b)Except as otherwise provided in this Agreement, any information owned by a party that is provided to a requesting party pursuant to this Section 5.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.
(c)Except as otherwise provided herein, each party shall use commercially reasonable efforts to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to, in the case of Seller, the DNA data storage business of Seller, and, in the case of Purchaser, the Purchaser Business (the “Books and Records”) in such party’s respective possession or control for [***] following the date hereof. Following the expiration of such period, either party may destroy or otherwise dispose of any Books and Records, provided that, prior to such destruction or disposal (i) such party shall use commercially reasonable efforts to provide no less than 30 days’ prior written notice to the other party of any such proposed destruction or disposal (which notice shall specify in detail which of the Books and Records is proposed to be so destroyed or disposed of) and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, such party proposing the destruction or disposal shall, as promptly as practicable, arrange for the delivery of such of the Books and Records as was requested by the recipient (it being understood that all reasonable out-of-pocket costs associated with the delivery of the requested Books and Records shall be paid by such recipient). Without limiting the representations of Seller set forth in Article III, no party shall have any Liability to any other party in the event that any information exchanged or provided pursuant to this Section 5.3 is found to be inaccurate. No party shall have any Liability to any other party if any information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of this Section 5.3.
(d)From and after the Closing until the [***] anniversary thereof, unless otherwise required by Applicable Law, the rules and regulations of any stock exchange or quotation services on which such party’s stock is traded or quoted or provided pursuant to Section 5.3(a) of this Agreement, each party shall hold confidentially, and shall cause its Affiliates and Representatives to hold confidentially, all information furnished or made available by a party (the “Provider”) to the other party (the “Receiver”) pursuant to this Section 5.3 and the terms of this Agreement (all such information being referred to as “Confidential Information”). The parties shall, and shall cause their Representatives to, use the Confidential Information only in connection with the performance of this Agreement or as otherwise contemplated hereby. Confidential Information furnished or made available pursuant to this Section 5.3 shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiver or its Representatives in violation of this Agreement, (ii) becomes available to the Receiver or its Representatives on a non-confidential basis from a Person other than the Provider or its Representatives who is not known by the Receiver to be bound by a confidentiality agreement with the Provider or any or its Representatives, or is not known by the Receiver to be under an obligation to the Provider or any of its Representatives not to transmit the information to the Receiver, (iii) was in the possession of the Receiver prior to disclosure by the Provider or its Representatives or (iv) is developed by the Receiver independent of any Confidential Information provided hereunder. Nothing in this Section 5.3 shall affect Purchaser’s rights in the Purchaser Business following the Closing. In the event that the Receiver or any of its Representatives are required by Applicable Law or the rules and regulations of any stock exchange or quotation services on which such party’s stock is traded or quoted to disclose any Confidential Information, the Receiver shall provide the Provider with prompt notice of such request or requirement in order to enable the Provider to: (i) seek an appropriate protective order or other remedy, (ii) consult with the Receiver with respect to the Provider’s taking steps to resist or narrow the scope of such request or legal process or (iii) waive compliance, in whole or in part, with the terms of this Section 5.3(d). In the event that such protective order or other remedy is not obtained, or the Provider waives compliance, in whole or in part, with the terms of this Section 5.3(d), the Receiver or its Representative, as the case may be, shall use commercially reasonable efforts to disclose only that portion of the Confidential Information that the Receiver is advised in writing by its legal counsel is legally required to be disclosed and to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment. Additionally, Receiver may disclose this Agreement to potential investors and acquirers in connection with bona fide due diligence activities provided that such potential investors or acquirers are bound by confidentiality obligations substantially similar to those set forth herein with respect thereto.
Section 5.4Employee Matters.
(a)On or prior to the Closing Date, Purchaser will (or will cause its Affiliate to) offer employment or service to each of the Offered Employees. Except as provided below, any Transferred Employee will commence employment with the Purchaser or its applicable Affiliate as of and contingent upon the Closing. With respect to those Offered Employees who, as of the Closing Date, are on approved family, medical, maternity, other short term leave or long or short term disability, such offers of employment or service will be made if and when such Offered Employees become eligible to return to active employment, provided that such Offered Employees become eligible to return to active employment within [***] of the Closing Date (each, a “Leave Offered Employee”). Any such individual who accepts employment or service with the Purchaser (or the Purchaser’s Affiliate) will be treated as a Transferred Employee under this Section 5.4 beginning on the individual’s date of commencement of employment or service with the Purchaser or its Affiliate.
(b)As of and contingent upon the Closing, the Seller (or the Seller’s applicable Affiliate) will terminate the employment or service of each Transferred Employee; provided, however, that the Seller or its applicable Affiliate will continue to employ any Offered Employee who is on an approved family, medical, maternity, other short-term leave or long or short-term disability as of the Closing Date until the date when such Offered Employee returns to active employment. Purchaser and Seller intend that the transactions contemplated hereby shall not result in a severance of employment or service of any Offered Employee prior to or upon the consummation of the transactions contemplated by this Agreement for purposes of any Employee Plan or other termination benefit and that the Transferred Employees will have continuous and uninterrupted employment immediately before and immediately after the Closing Date (or such later date as may be applicable to any Leave Offered Employee), and Purchaser and Seller shall make reasonable efforts to ensure the same.
(c)Upon each Transferred Employee’s termination of employment with Seller, Seller shall pay to such Transferred Employee the full balance of his or her accrued vacation or paid-time-off, or any earned but unpaid bonus payment as of such termination date.
(d)The parties acknowledge and agree that all provisions contained in this Section 5.4 are included for the sole benefit of the respective parties and shall not create any right or remedy (including any third-party beneficiary rights) in any other Person, including any employees or former employees or other service providers with respect to the Purchaser Business, any participant in any Employee Plan or any beneficiary thereof or any Transferred Employee. Nothing in this Section 5.4 shall be construed as any right to continued employment, or any particular term or condition of employment, of any Person with Seller or Purchaser (or any of their respective Affiliates), nor shall any provision of this Section 5.4 require Purchaser or any of its Affiliates to continue, terminate or amend or modify any employee benefit plan on or after the date hereof for any Transferred Employee. Nothing in this Section 5.4 shall (i) restrict the right of Purchaser or any of its Affiliates to terminate the employment of any Person (including any Transferred Employee) at any time and for any or no reason, (ii) constitute or be construed as an amendment, termination or other modification of any benefit or compensation plan, program, policy, agreement or arrangement, or (iii) prevent Purchaser or any of its Affiliates from amending, modifying or terminating any benefit or compensation plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them in accordance with its terms and Applicable Law.
Section 5.5Exclusivity of Licenses; Non-Compete.
(a)All licenses of intellectual property by Seller to Purchaser under this Agreement are and shall be exclusive (even as to Seller and its other Affiliates) for the development, manufacture and commercialization of products and services anywhere in world within the Purchaser Business.
(b)Seller shall not, and shall ensure that none of its subsidiaries, directly or indirectly (whether through subsidiaries or otherwise) anywhere in the world, develop, manufacture, market, sell, license or otherwise seek to commercialize, or enter into business relationships, contracts or similar commitments with an Affiliate or any third party to provide services, develop, manufacture, commercialize or otherwise exploit any products or services within the Purchaser Business for a period of [***] following the Closing; provided, for clarity, that the foregoing is not otherwise intended to limit or restrict Seller or its Affiliates from [***]; and
(c)Purchaser will not, and will ensure that none of its subsidiaries, directly or indirectly (whether through subsidiaries or otherwise) anywhere in the world, develop, manufacture, commercialize or otherwise exploit, or enter into business relationships, contracts or similar commitments with an Affiliate or any third party to provide services, develop, manufacture, market, sell, license or otherwise seek to commercialize any products or services within the Seller Field for a period of [***] following the Closing; provided, for clarity, that the foregoing is not intended to limit or restrict Purchaser or its Affiliates from [***] within the [***] within the [***] (e.g., [***]).
Section 5.6Certain Tax Matters.
(a)Transfer Taxes. Transfer Taxes shall be borne 50% by Seller and 50% by Purchaser. For purposes of this Agreement, the term “Transfer Taxes” shall mean all transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with or attributable to this Agreement and the Transactions. Each party shall use commercially reasonable efforts and cooperate in good faith to reduce or eliminate any such Taxes and fees to the extent permitted by Applicable Law, including by transferring the Purchased Assets solely by electronic means (and not any tangible medium) where reasonably practicable.
(b)Allocation of Taxes. Seller is and shall remain solely responsible for all Taxes and Tax matters arising from or relating to the Purchased Assets up to the Closing (including the Closing Date). In the case of any Straddle Period, the amount of any Taxes based on or measured by income or receipts of Seller arising from or relating to the Purchased Assets for the portion of the Straddle Period up to and through the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date. The amount of other Taxes of Seller arising from or relating to the Purchased Assets for the portion of the Straddle Period up to and through the Closing Date shall be deemed to be the amount of such

Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. If any Taxes relating to a Straddle Period are paid by Seller, then the proportionate amount of such Taxes for which Purchaser is responsible shall be promptly reimbursed to Seller. If any Taxes relating to a Straddle Period are paid by Purchaser, then the proportionate amount of such Taxes for which Seller is responsible shall be promptly reimbursed to Purchaser. Any refunds or credits relating to such Taxes shall be allocated among Purchaser and Seller in the same manner that the Taxes to which the refunds, credits or similar benefits relate are allocated, and Seller shall promptly pay to Purchaser, or Purchaser shall promptly pay to Seller, as the case may be, the portion of such refund or credit received or realized that is allocable to the other party hereunder.
(c)Cooperation. Purchaser and Seller agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the filing of all Tax Returns by Purchaser or Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Purchaser and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for the applicable statute of limitations. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof with respect to the Purchased Assets (other than with respect to Seller’s consolidated, combined or unitary Tax Returns), together with related work papers and documents relating to rulings or other determinations by taxing authorities. The parties shall make themselves (and their respective employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 5.6(c). For the avoidance of doubt, Purchaser shall not have any access to Seller’s consolidated, combined or unitary Tax Returns (or portions thereof).
(d)Notice of Pending or Threatened Audits or Assessments. Seller shall promptly notify Purchaser in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to a Lien on the Purchased Assets.
(e)Allocation of Purchase Price. Following the Closing, for U.S. federal income Tax purposes (and state, local and non-U.S. income Tax purposes, as appropriate), Seller, in coordination with KPMG, will prepare a preliminary allocation of the Purchase Price and the portion of the Assumed Liabilities, if any, that constitutes proceeds of a disposition for U.S. federal income Tax purposes (and state, local and non-U.S. income Tax purposes, as appropriate) among the Purchased Assets as agreed by their respective accountants, negotiating in good faith on their behalf, which allocation shall be binding upon the parties and their respective Affiliates (the “Tax Allocation”). Purchaser shall review the Tax Allocation and will discuss any proposed changes in good faith. The parties shall cooperate with each other and KPMG and seek to mutually agree on such allocation within ninety (90) days after the Closing Date. Provided such mutual agreement is reached, Seller and Purchaser and their respective Affiliates shall report, act and file Tax Returns in all respects and for all purposes consistent with such allocation, and neither Seller nor Purchaser shall take, nor permit any Affiliate to take, any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by Applicable Law. Purchaser shall reimburse Seller, promptly upon receipt of an invoice from Seller, for fifty percent (50%) of all costs invoiced by KPMG and paid to KPMG by Seller in connection with the parties’ determination of the allocation of the Purchase Price.
(f)Intended Tax Treatment. For U.S. federal and applicable state and local income Tax purposes, each of the parties intend that the purchase and sale contemplated by this Agreement will be treated as an exchange of assets by Seller in exchange for the Stock

Consideration in an exchange described in Section 351 of the Code, with the remaining Purchase Price (other than the Stock Consideration) constituting “other property or money” within the meaning of Section 351(b) of the Code and any gain recognized by Seller will be eligible for installment method reporting under Section 453 of the Code (the “Intended Tax Treatment”). Each of the parties hereto agree to prepare and file all Tax Returns in a manner which is consistent with the Intended Tax Treatment, unless otherwise required by Tax law following a “determination” within the meaning of Section 1313 of the Code (or corresponding provision of state, local or non-U.S. Tax law).
Section 5.7Wrong Pockets.
(a)If within [***], following the Closing and without limiting any other rights or remedies of the parties hereunder, it is determined that legal title to or beneficial or other interest in all or part of any Contributed Assets have not been assigned and transferred to Purchaser, or if legal title to or beneficial or other interest in all or part of any Excluded Asset has been mistakenly assigned and transferred to Purchaser, each party shall, promptly upon the reasonable request of the other party, (i) execute all such agreements, deeds or other documents as may be necessary for the purposes of transferring such assets (or part thereof) or the relevant interests in them to the other party, (ii) complete all such further acts or things as a party may reasonably direct in order to transfer such assets or the relevant interests in them to the other party, and (iii) hold the asset (or part thereof), or relevant interest in the asset, on trust for the other party (to the extent permitted by Applicable Law) until such time as the transfer is validly effected to vest the asset (or part thereof) or relevant interest in the asset to the other party.
Section 5.8Milestone Payments.
(a)Subject to the terms and conditions of this Agreement, Purchaser will pay to Seller [***] in cash upon [***] (the “[***] Payment”), which Purchaser [***].
(b)Subject to the terms and conditions of this Agreement, Purchaser will pay to Seller the following [***].
(c)At Purchaser’s option, [***]. Without limiting the foregoing, Purchaser may also, at its option, pay some or all of these amounts prior to achievement of the applicable milestone(s).
Section 5.9License to Licensed Assets.
(a)License Grant. Seller hereby grants to Purchaser and its Affiliates a [***] right and license in, to and under the Licensed Assets to [***] such Licensed Assets, which license shall be [***]. In addition, pursuant and subject to the terms and conditions of the MES Software License Agreement and as more fully set forth therein, Seller is granting to Purchaser a limited license to the MES Software. For clarity, the foregoing two sentences shall not be deemed to limit or restrict Purchaser’s obligations under Section 5.5(c) above.
(b)[***]. [***] shall [***]. [***] will [***] and will not [***] except as provided in this Section 5.9(b). [***] shall [***]. [***] shall provide [***], including [***] such as [***], and [***] shall [***]. Without limiting the foregoing, [***] shall [***]. [***] shall [***] pertaining to the [***]. Without limiting the foregoing, [***] shall [***] and in the event of [***] of any [***]. For clarity, [***] shall [***]. Each party shall [***] provided herein at [***], including [***]. Without limiting the foregoing, if [***] then [***] will, at [***].
(c)Enforcement and Defense.

(i)Notice. Each party shall provide prompt notice to the other party of any infringement of Licensed Assets within the Purchaser Business of which such party becomes aware and intends to commence legal action against a Third Party. Seller and Purchaser shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Seller and Purchaser, to terminate any such infringement.
(ii)[***]. [***], [***] shall [***] to [***] (each, a “[***]”), and to [***] with respect thereto, at [***], and shall [***]. [***] hereby agrees to [***] and [***]. Without limiting the foregoing, other than with respect to [***], in no event shall [***] without [***], which shall [***].
(iii)[***]. In the event [***] in accordance with this Section, [***] shall [***], and [***] shall [***], at [***], including by [***]. Without limiting the foregoing, in no event shall [***], and [***] shall [***] under this Section [***].
(iv)[***]. Subject to the terms of this Section 5.9(c), and except as otherwise agreed by the parties as part of a cost-sharing arrangement, any [***] contemplated by this Section, whether [***], shall be [***].
(d)Information and Cooperation. Until [***], [***] shall: (i) provide [***] with respect to [***] and other [***] relating thereto, in [***]; (ii) provide [***]; and (iii) provide [***]. [***] hereby agrees that [***] shall be [***] in connection with [***]; provided that [***].
Section 5.10Royalty Payments.
(a)Subject to the terms and conditions set forth herein and subject to Seller’s continued compliance with this Agreement and the Ancillary Agreements, during the Seller Royalty Term, Seller shall be entitled to receive and Purchaser shall pay to Seller, a patent royalty equal to [***] (the “Seller Royalty”), which Seller Royalty shall be payable by Purchaser to Seller in immediately available funds (in United States Dollars) within [***] and shall be accompanied by a written report containing the applicable Net Sales and a calculation of the Seller Royalty due on such Net Sales, subject to the applicable Tax reductions, if any, made in accordance with Section 2.6. The Seller Royalty shall be subject to the following [***] but in no case less than [***]:
(i)Once [***], the then-current and applicable Seller Royalty rate shall be [***] (e.g., if the Seller Royalty rate is currently [***] percent ([***]%) of applicable Net Sales, it will thereafter be equal to [***] percent ([***]%));
(ii)Once [***], including any of the [***], the then-current and applicable Seller Royalty rate shall be [***] (e.g., if the Seller Royalty rate is currently [***] percent ([***]%) of applicable Net Sales, it will thereafter be equal to [***] percent ([***]%));
(iii)The Seller Royalty rate [***] will be [***] (e.g., if the then-current and applicable Seller Royalty is [***] percent ([***]%) of applicable Net Sales, the Seller Royalty [***] would be equal to [***] percent ([***]%) of applicable Net Sales).
(iv)[***] of any such [***] (including amounts [***]) by [***] with respect to [***] or similar [***] determines to be for or in connection with [***];
(v)The Seller Royalty shall be payable, on a country-by-country and [***]-by-[***] basis, during the applicable Seller Royalty Term;

(vi)There shall be a [***] with respect to [***] that, at the [***], are not [***]; and
(vii)Notwithstanding anything to the contrary contained in [***] of this Agreement, but without limiting [***] including and taking into account all of the [***] shall not, [***].
(b)In the event that [***] which are not [***], the [***] for such [***] will be [***] (“[***]”). If the products or services in the [***] that are not [***] have not been [***] in connection with [***] in the relevant [***], [***] shall be [***]. If such [***] of such [***] are not [***] and the [***] are not [***], then [***] of such [***] shall be [***]. If [***] reasonably [***] with [***], then if the parties [***] each party shall [***] shall choose [***] shall otherwise be [***] in accordance with [***].
Section 5.11Management Equity.
(a)The total number of shares [***] Purchaser’s 2025 Stock Plan (the “Stock Plan”), plus the number of shares [***], shall in the aggregate equal [***]. The Stock Plan includes [***].
(b)Certain Transferred Employees will receive [***] at or following [***]. For each of [***], on average, at least [***] shall be subject to [***].
Section 5.12[***].
(a)In the event that [***] intends to [***] pursuant to which [***], [***] shall have a right to receive prior notice and [***], which right would [***].
Section 5.13License Back.
(a)To the extent [***], then [***] shall [***], including all intellectual property rights of [***], and [***] made by or on behalf of [***]. Without limiting the foregoing, pursuant and subject to the terms and conditions of the License Agreement and as more fully set forth therein, Purchaser is granting to Seller and Seller is receiving under such License Agreement a [***] license-back to (i) with respect to [***], [***] and (ii) all such [***], which [***], provided that [***] (with further details with respect to clauses (i) and (ii) to be specified in the License Agreement). For clarity, nothing contained herein or in any of the Ancillary Agreements shall [***], and [***] hereby acknowledges and agrees that [***] shall [***] except as expressly set forth herein or in the Ancillary Agreements. For clarity, the foregoing shall not be deemed to limit or restrict the parties’ obligations under Section 5.5 above.
Section 5.14[***].
(a)[***].
Section 5.15Transition Services.
(a)Purchaser and Seller’s respective rights and obligations with respect to transition services shall be described in and governed by the Transition Services Agreement.
Section 5.16D&O Insurance.
(a)Purchaser shall obtain a directors’ and officers’ insurance policy to be effective as of the Closing in an amount determined by the Board of Directors of Purchaser, and shall cause the same to be maintained until such time the Board of Directors of Purchaser determines that such insurance should be discontinued.
Section 5.17RWI Policy.
(a)Purchaser shall enter into a binder agreement with respect to the RWI Policy concurrently with the execution of this Agreement, and the RWI Policy will, for the avoidance of doubt, include terms to the effect that the RWI Policy insurers waive their rights to bring any claim against the Seller by way of subrogation, claim for contribution or otherwise, except in the event of Fraud. During the term of the RWI Policy, Purchaser (i) shall, and shall cause its Affiliates, to maintain the RWI Policy in full force and effect and (ii) shall not, and shall not permit its Affiliates to, (A) amend, repeal or modify any provision of the RWI Policy in a manner adverse to Seller without Seller’s prior written express consent, (B) take any action or omit to take any action that would result in the cancellation or termination of the RWI Policy or coverage thereunder other than by payment of claims thereunder, (C) permit the assignment, substitution or transfer of the rights or obligations of the RWI Insurer under the RWI Policy other than as allowed by the terms of the RWI Policy. Purchaser shall be responsible for paying the RWI Policy Fee Amount when due; provided, that Seller shall be responsible for reimbursing Purchaser for [***] of the RWI Policy Fee Amount.
Article VI
INDEMNIFICATION
Section 6.1Survival of Representations, Etc.1
(a)The representations and warranties made by Seller or Purchaser in this Agreement shall survive the Closing until the date that is [***] following the Closing Date; provided, however, that (i) the representations and warranties of Seller set forth in [***] shall survive indefinitely; and (ii) the representations and warranties of Seller set forth in [***] shall survive until the date that is 60 days after the end of the full period of all applicable statutes of limitations (the representations and warranties in clauses (i) and (ii) herein referred to collectively, as the “Seller Fundamental Representations”); and (iii) the representations and warranties of Purchaser set forth in [***] shall survive indefinitely. Notwithstanding the foregoing, if at any time prior to the expiration of the applicable survival period, a party delivers to the other a written notice alleging the existence of an inaccuracy in or a breach of any of such representation or warranty and asserting a claim for recovery under Section 6.2 or Section 6.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. Notwithstanding anything to the contrary contained herein, claims made under the RWI Policy are not subject to the survival limitations contained in this Article VI.
(b)The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by the Purchaser Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished or made available to, or any investigation made by or knowledge of, any of the Purchaser Indemnified Parties or any of their Representatives.
(c)For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.
1 Note to Draft: Indemnity section subject to further review and update based on Rep & Warranty Insurance.

(d)Notwithstanding the survival periods set forth in Section 6.1(a), all representations and warranties made by Seller in this Agreement shall survive indefinitely in the event of Fraud by Seller or any of its Representatives.
Section 6.2Indemnification Obligations of Seller. Subject to the limitations set forth in this Article VI, from and after the Closing, Seller shall hold harmless and indemnify each of the Purchaser Indemnified Parties from and against, and shall compensate and reimburse each of the Purchaser Indemnified Parties for, any Damages which are suffered or incurred by any of the Purchaser Indemnified Parties or to which any of the Purchaser Indemnified Parties may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are connected with:
(a)any inaccuracy in or breach of any representation or warranty of Seller as of the date of this Agreement (without giving effect to any “Material Adverse Effect” or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty for purposes of either (i) determining whether there has been any such inaccuracy or breach and (ii) calculating the amount of Damages);
(b)any inaccuracy in or breach of any representation or warranty of Seller as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (without giving effect to any “Material Adverse Effect” or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty for purposes of either (i) determining whether there has been any such inaccuracy or breach and (ii) calculating the amount of Damages);
(c)any breach of any covenant or obligation of Seller set forth in this Agreement; and
(d)the Excluded Liabilities or the Excluded Assets.
Section 6.3Indemnification Obligations of Purchaser. Subject to the limitations set forth in this Article VI, from and after the Closing, Purchaser shall hold harmless and indemnify each of the Seller Indemnified Parties from and against, and shall compensate and reimburse each of the Seller Indemnified Parties for, any Damages which are suffered or incurred by any of the Seller Indemnified Parties or to which any of the Seller Indemnified Parties may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are connected with:
(a)any inaccuracy in or breach of any representation or warranty of Purchaser as of the date of this Agreement (without giving effect to any materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);
(b)any inaccuracy in or breach of any representation or warranty of Purchaser as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (without giving effect to any materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);
(c)any breach of any covenant or obligation of Purchaser in this Agreement; and
(d)the Assumed Liabilities or Purchaser’s (or its Affiliates’) ownership or operation of or provision of products or services (including all [***]) relating to the Contributed Assets after the Closing (other than claims arising from any inaccuracy in or breach of any representation or warranty of Seller for which Seller is indemnifying the Purchaser Indemnified Parties pursuant to Section 6.2).
Section 6.4Limitations.
(a)Subject to Section 6.4(b), the maximum liability of Seller for any inaccuracy in or breach of any of the representations and warranties of Seller in this Agreement shall be equal to [***] dollars ($[***] USD) (the “Deductible”) in the aggregate, and the Purchaser Indemnified Parties’ sole recourse against Seller in connection with any such Damages shall be the Deductible; provided, that Seller shall not be liable for any inaccuracy in or breach of the representation set forth in the first sentence of Section 3.9(d), and shall not be required to pay any portion of the Deductible in connection therewith, unless to the Knowledge of Seller, as of the date hereof and as of the Closing, such representation was inaccurate. For the avoidance of doubt, subject to the preceding sentence and Section 6.4(b), the Purchaser Indemnified Parties will first seek recovery for any Damages pursuant to Section 6.2(a) or Section 6.2(b) from Seller until the Deductible has been satisfied, after which the Purchaser Indemnified Parties’ sole and exclusive source of recovery shall be the RWI Policy.
(b)The limitations set forth in Section 6.4(a) shall not apply to any claim for indemnification made pursuant to Section 6.2(a) or Section 6.2(b), in each case, to the extent such claim arises from or is a result of or directly or indirectly connected with, (i) any breach of a Seller Fundamental Representation, (ii) any breach of any representation or warranty of Seller in this Agreement for which coverage is not available under the RWI Policy due to one or more exclusions in such policy, or (iii) any Fraud by Seller or any of its Representatives (regardless of whether such actions have been authorized) of any representation or warranty made by Seller in this Agreement. (i) The maximum liability of Seller under Section 6.2(a) and Section 6.2(b) shall not exceed the Purchase Price, and (ii) in no event shall Purchaser be entitled to receive any amount of cash from Seller or its Affiliates in excess of the Closing Cash Consideration with respect to any claim for indemnification made pursuant to Section 6.2(a) and Section 6.2(b), provided that the foregoing clause (ii) shall not limit the Purchaser’s right of setoff pursuant to Section 6.9 below as and to the extent otherwise permitted under this Section 6.4.
(c)Except with respect to claims for Fraud, the amount of any recovery by Purchaser pursuant to this Article VI shall be net of any amount actually recovered by Purchaser under insurance policies. Each Indemnified Party hereunder agrees to take commercially reasonable actions to mitigate Damages and to timely make and diligently pursue any claims for insurance with respect to Damages for which it will seek indemnification hereunder, with all mitigation costs to be included in the amount of Damages arising under the applicable indemnified claim.
(d)No Indemnified Party shall be entitled to recover in respect of any Damages relating to any matter arising under one provision of this Agreement to the extent that such Indemnified Party has already recovered such Damages (it being understood and agreed that the intent of this Section 6.4(d) is to avoid duplication or “double counting” of the same Damages hereunder).
(e)Except in the case of Fraud, the indemnification provisions contained in this Article VI are intended to provide the sole and exclusive remedy following the Closing as to all Damages any Indemnified Party may incur arising from or relating to this Agreement or the Transactions (it being understood that nothing in this Section 6.4(e) or elsewhere in this Agreement shall affect the parties’ rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement or to be performed after the Closing.
Section 6.5Claims and Procedures.

(a)If at any time prior to the expiration of the applicable survival period set forth in Section 6.1(a), Purchaser or Seller, as applicable, determines in good faith that a Purchaser Indemnified Party or Seller Indemnified Party, as applicable, has a bona fide claim for indemnification pursuant to this Article VI, Purchaser or Seller, as applicable, may deliver to the party obligated to indemnify under this Article VI, whether Purchaser or Seller, as applicable (the “Indemnifying Party”), a certificate signed by any officer of the Indemnified Party (any certificate delivered in accordance with the provisions of this Section 6.5(a) an “Officer’s Claim Certificate”):
(i)stating that an Indemnified Party has a claim for indemnification pursuant to this Article VI;
(ii)to the extent possible, containing a good faith non-binding, preliminary estimate of the amount to which such Indemnified Party claims to be entitled to receive, which shall be the amount of Damages such Indemnified Party claims to have so incurred or suffered or could reasonably be expected to incur or suffer; and
(iii)specifying in reasonable detail (based upon the information then possessed by Purchaser) the material facts known to the Indemnified Party giving rise to such claim.
(b)No delay in providing such Officer’s Claim Certificate prior to the applicable survival period set forth in Section 6.1(a) shall affect an Indemnified Party’s rights hereunder, unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby.
(c)If the Indemnifying Party in good faith objects to any claim made in any Officer’s Claim Certificate, then the Indemnifying Party shall deliver a written notice (a “Claim Dispute Notice”) to Purchaser or Seller, as applicable, during the 30-day period commencing upon receipt by the Indemnifying Party of the Officer’s Claim Certificate. The Claim Dispute Notice shall set forth in reasonable detail the principal basis for the dispute of any claim made in the Officer’s Claim Certificate.
(d)If the Indemnifying Party delivers a Claim Dispute Notice, then Purchaser and Seller shall attempt in good faith to resolve any such objections raised by the Indemnifying Party in such Claim Dispute Notice. If Purchaser and Seller agree to a resolution of such objection, then a memorandum setting forth the matters conclusively determined by Purchaser and Seller shall be prepared and signed by both parties.
(e)If no such resolution can be reached during the 45-day period following Purchaser’s or Seller’s, as applicable, receipt of a given Claim Dispute Notice, then upon the expiration of such 45-day period, either Purchaser or Seller may bring suit to resolve the objection in accordance with Section 7.7.
Section 6.6Defense of Third-Party Claims.
(a)In the event of the assertion of any claim or the commencement by any Person of any Proceeding with respect to which an Indemnifying Party may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnified Party pursuant to this Article VI (each, a “Claim”), Purchaser or Seller, as applicable, shall give the Indemnifying Party prompt notice of the commencement of any such Claim against an Indemnified Party, and such notice shall describe the Claim in reasonable detail, shall include copies of all material written evidence thereof, and shall indicate the estimated amount, if reasonably practicable, of the indemnifiable Damages that have been or may be sustained by the Indemnified Party; provided, however, that any failure on the part of Purchaser or Seller, as applicable, to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Article VI (except to the extent such failure materially prejudices the defense of such Proceeding).
(b)Except as otherwise provided in this Agreement, the Indemnifying Party shall have the right, at its election, and in its sole cost and expense, to assume the defense of such Claim on its own, and the Indemnified Party shall reasonably cooperate in good faith in such defense. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any such Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Claim or fails to notify the Indemnified Party in writing of its election to defend within thirty (30) days after receiving notice from the Indemnified Party, the Indemnified Party may pay, compromise, defend such Claim and seek indemnification for any and all indemnifiable Damages (including, to the extent applicable, the costs and expenses incurred by the Indemnified Party in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs)) based upon, arising from or relating to such Claim. Seller and Purchaser shall reasonably cooperate with each other in connection with the defense of any Claim, including making available (subject to the provisions of Section 5.3) records relating to such Claim. Notwithstanding any other provision of this Agreement, in the event that the Indemnifying Party assumes the defense of any such Claim, then the Indemnifying Party shall not enter into settlement of any such Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 6.6. Notwithstanding any other provision of this Agreement, in the event that the Indemnified Party assumes the defense of any Claim, then the Indemnified Party shall not enter into settlement of any Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 6.6. The party undertaking the defense, compromise or settlement of the Claim will keep the other party reasonably informed of the progress of any such defense, compromise or settlement, and such other party shall reasonably cooperate (at its own expense) in the investigation, trial and defense of such Claim and any appeal arising therefrom. To the extent that there is an inconsistency between this Section 6.6 and Section 5.6 as to any Tax matter, the provisions of Section 5.6 shall control.
Section 6.7Interest. Each Indemnified Party shall be entitled to interest on the amount of its indemnifiable Damages under this Article VI (for the period commencing as of the date on which the Indemnifying Party first received notice of a claim for recovery pursuant to this Article VI and ending on the date on which the liability of the Indemnifying Party to such Indemnified Party is fully satisfied by the Indemnifying Party in accordance with this Article VI) at a floating rate equal to the rate of interest publicly announced by Citibank, N.A. from time to time as its prime, base or reference rate.
Section 6.8Exercise of Remedies by Indemnified Parties Other Than Purchaser or Seller. No Purchaser Indemnified Party (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Seller Indemnified Party (other than Seller or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Seller (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.
Section 6.9Rights of [***]. In addition to any rights of [***] or other similar rights that any Indemnified Party may have at common law or otherwise, any Indemnified Party shall have the right to [***].

Section 6.10Treatment of Indemnification Payments. Any payments made to any party pursuant to this Article VI shall constitute an adjustment of the Purchase Price for Tax purposes, including the Intended Tax Treatment, and shall be treated as such by the parties on their Tax Returns unless otherwise required by Applicable Law.
Article VII
MISCELLANEOUS
Section 7.1Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by electronic mail or facsimile transmission, (c) upon receipt after dispatch by registered or certified mail, postage prepaid, or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:
if to Purchaser, to:
Atlas Data Storage, Inc.
951 Gateway Blvd
South San Francisco, CA 94080
Attention: Varun Mehta, CEO
Email: [***]
with a copy to (which shall not constitute notice):
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
3570 Carmel Mountain Rd, Suite 200
San Diego, CA 92130
Attention: Kirt Shuldberg
Telephone No.: [***]
Email Address: [***]
if to Seller, to:
Twist Bioscience Corporation
681 Gateway Blvd.
South San Francisco, CA 94080
Attention: Emily Leproust and Dennis Cho
Email: [***]

with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105-2669
Attention: John Bautista and David Schulman
Email: [***]

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.
Section 7.2Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.
Section 7.3Entire Agreement; Severability; Amendments and Waivers.
(a)This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
(b)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(c)Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.
(d)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 7.4Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the Transactions, shall be paid by the party incurring such cost or expense.
Section 7.5Binding Effect; Benefit; Assignment.
(a)The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time and (ii) after the date hereof, to any Person; provided that such transfer or assignment shall not relieve Purchaser of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Purchaser. For clarity, the foregoing shall not be deemed to limit or restrict the parties’ obligations under Section 5.5 above.
Section 7.6Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute hereunder), without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.
Section 7.7Dispute Resolution; Consent to Jurisdiction; Waiver of Jury Trial.
(a)Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery, any Federal court of the United States of America sitting in the State of Delaware, or in any Delaware State court, (iii) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (iv) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 7.1 shall be effective service of process for any Proceeding brought in any such court.
(b)THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTION DOCUMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM

RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section 7.8Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 7.9Further Assurances; Further Cooperation. Subject to the terms and conditions hereof, each of the parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel for Seller and Purchaser, to effectuate the provisions of this Agreement, provided that all such actions are in accordance with Applicable Law. From time to time, whether at or after the Closing, Seller shall execute and deliver such further instruments of conveyance, transfer and assignment and take such other action, at Purchaser’s sole expense, as Purchaser may reasonably require to more effectively convey and transfer to Purchaser any of the Purchased Assets including documentation necessary to permit Purchaser to record the transfer of the Seller-Owned Intellectual Property with the United States Patent and Trademark Office or a corresponding office in a foreign country, and Purchaser will execute and deliver such further instruments and take such other action, at Seller’s sole expense, as Seller may reasonably require to more effectively assume the Assumed Liabilities. Upon reasonable request and during normal business hours, Purchaser and Seller shall cooperate with each other, and shall cause their respective Representatives to cooperate with each other, after the Closing to ensure the orderly transition of the Purchased Assets and Assumed Liabilities to Purchaser and to minimize any disruption to the businesses of Seller and Purchaser that might result from the Transactions.
Section 7.10Non-Recourse. All actions, suits, claims and proceedings at law or in equity, or arbitration or administrative or other proceedings by or before any Governmental Authority (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto.  No Person who is not a named party to this Agreement, including without limitation any Affiliate or other Representative of any named party to this Agreement or any of Purchaser’s financing sources (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any Liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party hereto waives and releases all such Liabilities against any such Non-Party Affiliates.  In the event that any provision of this Agreement provides that a party hereto shall cause its Affiliates and/or Representatives to take any action (or refrain from taking any action) or otherwise purports to be binding on such party’s Affiliates and/or Representatives, such party shall be liable for any breach of such provision by any such Affiliate or Representative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Seller: TWIST BIOSCIENCE CORPORATION
By:	/s/ Emily Leproust
	Name:	Emily Leproust
	Title:	CEO

    [Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Purchaser: ATLAS DATA STORAGE, INC.
By:	/s/ Varun Mehta
	Name:	Varun Mehta
	Title:	Chief Executive Officer

    [Signature Page to Contribution Agreement]

    [Signature Page to Contribution Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[***]

EXHIBIT B

FORM OF BILL OF SALE

[***]

EXHIBIT C

FORM OF SUB-SUBLEASE AGREEMENT

[***]

EXHIBIT D

FORM OF TRANSITION SERVICES AGREEMENT

[***]

EXHIBIT E

FORM OF LICENSE AGREEMENT

[***]

EXHIBIT F

FORM OF STOCK ISSUANCE AGREEMENT

[***]

EXHIBIT G

FORM OF PROMISSORY NOTE

[***]

EXHIBIT H

FORM OF PATENT SECURITY AGREEMENT

[***]

EXHIBIT I

FORM OF MES SOFTWARE LICENSE AGREEMENT

[***]

EXHIBIT J

RWI POLICY

[***]

SCHEDULE 1.1(a)

CERTAIN EXCLUDED ASSETS

[***]

SCHEDULE 1.1(b)

CERTAIN LICENSED ASSETS

[***]

SCHEDULE 1.1(c)

OFFERED EMPLOYEES

[***]

SCHEDULE 1.1(d)

PURCHASER BUSINESS-RELATED CONTRACTS

[***]

SCHEDULE 1.1(e)

[***]
[***]

SCHEDULE 1.1(f)

SELLER-OWNED REGISTERED INTELLECTUAL PROPERTY

[***]

SCHEDULE 1.1(g)

THIRD PARTY INTELLECTUAL PROPERTY (REGISTERED)

[***]

SCHEDULE 1.1(h)

TRANSFERRED EQUIPMENT

[***]

SCHEDULE 5.13(a)(i)

[***]

[***]